Exhibit 23.5


                          CONSENT OF FINANCIAL ADVISORS


We consent to the inclusion of our Fairness Opinion issued to Business Bancorp's board of directors in this Proxy Statement and registration statement on Form S-4. We also consent to the reference to our firm under the caption "Experts."



Baxter Fentriss and Company


/s/ Baxter Fentriss and Company


Richmond, Virginia
September XX, 2001